Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269159) and Form S-8 (No. 333-213515, No. 333-232675, No. 333-265446 and No. 333-269390) of Dell Technologies Inc. of our report dated March 30, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
March 30, 2023